REXHALL INDUSTRIES, INC.
                      46147 7th Street West
                      Lancaster, California 93534


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          The annual meeting of shareholders of Rexhall Industries, Inc. ("Company") will beheld at the Lancaster plant, 46147 7th Street West, Lancaster, California, 93534 on Tuesday, May 25, 1999, at 2:00 p.m., California time for the following purposes:

          1. To elect its Board of Directors to serve for the ensuing year;

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

          The stock transfer books of the Company will not be closed, but only holders of common stock of records at the close of business on April 19, 1999 will be entitled to vote at the meeting.

          Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend.


                                 By order of the Board of Directors

                                 REXHALL INDUSTRIES, INC.



                                 Cheryl L. Rex
                                 Secretary


DATED: April 19, 1999
Lancaster, California

                     REXHALL INDUSTRIES, INC.
                      46147 7th Street West
                   Lancaster, California 93534


        PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDER
                TO BE HELD MAY 25, 1999, 2:00 P.M.


                     SOLICITATION OF PROXIES

          Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held on the above date at 46147 7th Street West, Lancaster, California, 93534. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the five (5) nominees for director named herein. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date or by voting in person at the meeting.

          The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

          The Company's annual report, including financial statements for its fiscal year ended December 31, 1998, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

          The Company's annual report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available without charge upon written request from the Secretary of the Company at the address set forth above in the notice.

          Holders of common stock of record at the close of business on April 19, 1999 will be entitled to vote at the meeting. There were 3,010,362 shares of common stock outstanding on that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.
If any shareholders give such notice, all shareholders may then cumulate their votes.

                      ELECTION OF DIRECTORS

          The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The number of directors presently authorized by the By-laws of the Company is no less than four (4) but no more than seven (7).

          Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominees become unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees.

          Information concerning the nominees based on data furnished by them is set forth below:

          WILLIAM J. REX, AGE 48, as founder of the Company, has served as the Company's Chief Executive Officer from its inception as a general partnership to date. Upon commencing operations in corporate form, Mr. Rex became the Company's President and Chairman of the Board, offices which he continues to hold. From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Mr. Rex was employed in various production capacities by Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicles products. At the time he left Dolphin Trailer Company (which changed its name to National R.V., Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

          DONALD C. HANNAY, SR., AGE 71, joined the Company in December 1987 and is responsible for product sales. He became a director in May 1989. From April 1982 until August 1987, he was employed by Establishment Industries, Inc. as Vice President, Sales and Marketing, where he built Establishment's dealer network and was responsible for dealer sales. From August 1987 until joining the Company, he was employed as General Sales Manager by Komfort Industries of California, Inc., a recreational vehicle manufacturer located in Riverside, California.

          AL J. THEIS, AGE 81, joined the Company as its Chief Financial Officer and a member of the Board of Directors in August 1987. In February 1991, he resigned as Chief Financial Officer and began serving the Company as a consultant, in financial matters and in development of global sales. He continues to serve as a member of the Board of Directors. From July 1984 until joining the Company, Mr. Theis was self-employed as a management consultant to recreational vehicles industry manufacturers. From February 1982 until June 1984, he was employed by Establishment Industries, Inc. as Chief Financial Officer and Corporate Planner.

          ROBERT A. LOPEZ, AGE 59, is President of Nickerson Lumber and Plywood. Mr. Lopez started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner and purchased Nickerson Lumber stock. He was elected as President of Nickerson in 1981. His background in marketing products is primarily to residential builders, manufactured housing and recreational vehicle assemblers.
Mr. Lopez will be a great asset to further developments of marketing Rexhall products in both the domestic and global markets. In his spare time, if any, Mr. Lopez is captain of the San Fernando Rangers, a non-profit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

          FRANK A. VISCO, AGE 54, was elected to the Board of Directors on December 17, 1998. Mr. Visco is owner of Frank A. Visco
& Associates insurance company.   Mr. Visco began his insurance career
in 1970 with New York Life Insurance Company as a Sales Manager in their Antelope Valley office. From 1975-1984 he was the co-owner of APS Co. Inc., producing aircraft parts for the aircraft industry. In 1980, in addition to his insurance activities, he began developing properties in Los Angeles and Kern County.

          Mr. Visco is involved in many community services. He assists the YMCA in various capacities as well as his participation in their annual fund raisers. Mr. Visco has served as Vice Chairman of the United Way from 1972-1974. Mr. Visco was co-founder and Charter President of the North Los Angeles County Regional Center for the Developmentally Disabled. Mr. Visco financially supports many organizations from the Boy Scouts of America to the Child Abuse Center, American Cancer Society and other organizations that support the mentally retarded citizens of the Antelope Valley. He assisted, along with Kaufman & Broad, in building the Antelope Valley Assistance League Day Care Center.

          Mr. Visco began his political career in 1974 when he was appointed to the Republican State Central Committee and subsequently assisted many State candidates as well as Presidential campaigns. He was a delegate to the Republican National Convention of 1976, 1980 and 1984 supporting Ronald Regan for President and had the high honor of being selected as a member of the Electoral College to accomplish the constitutional duty of electing the President of the United States.
Mr. Visco was a delegate to the National Conventions in 1992 and 1996.
Mr. Visco currently serves on the Republican Party Executive Committee and as an ex-officio member of the Republican Central Committee.

Information Concerning Directors and Committees.

          During 1998, there were four meetings of the Board of Directors. Outside directors receive $500 per meeting for serving the Company as members of the Board. Directors may also be reimbursed for reasonable expenses relating to attendance at Meetings of the Board or a Committee of the Board. Each director attended all of the board meetings and committee meetings held during his tenure as a director in 1998.

These are the following Committees of the Board of Directors:

          Audit Committee. The Audit Committee consist of William J. Rex, Al J. Theis andRobert A. Lopez. The Audit Committee is to meet with representatives of the Company's independent auditors and with representatives of senior management. The committee recommends the engagement or discharge of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures and reviews and approves financial statements and reports. The Audit Committee met one time in 1998.

          Compensation Committee. The Compensation Committee consists of William J. Rex, Al J. Theis and Robert A. Lopez. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for officers including salary, bonuses, and other forms of compensation and renumeration and also administers the Company's StockOption Plan. The Compensation Committee met four times in 1998.

          The Company has no standing nominating or similar committee whose function is to consider or recommend nominees to the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management.

          The following table sets forth information regarding the ownership of the Company's Common Stock by (I) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors beneficially owning Common Stock and (iii) all of the Company's officers and directors as a group as:

                                  Number of           Percent of
Name of Beneficial Owner          Shares              Outstanding
or Indentity of Group             Beneficially        Shares at
                                  Owned (1)           March 31, 1999

     William J. Rex (1).....      1,546,000           51.4%
     c/o Rexhall Industries
     46147 7th Street West
     Lancaster, California 93534

     All Directors and Officers
     as a Group  6 persons)       1,570,000           52.2%

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock Shown as Beneficially owned by him, subject to applicable community property law.
Executive Compensation

The following table sets forth certain information as to each of the four highest paid (1) of the Company's executive officers whose cash compensation exceeds $100,000 for the year ended December 31, 1998.

                    SUMMARY COMPENSATION TABLE
                       Annual Compensation

Name and                                                 Other Annual
Principal Position    Year  Salary ($)     Bonus($)    Compensation (2)

William J. Rex        98    250,000        604,917         ----------
President & CEO       97    250,000        168,243         ----------
                      96    250,000       199,8900         ----------

Donald C. Hannay, Sr. 98     52,000        177,600         ----------
V.P. of Sales         97     52,800        170,391         ----------
& Marketing           96     52,800        171,550         ----------

Demetrio Arias        98     47,000         93,000         ----------
V.P. of Production

Anthony J. Partipilo  98     77,100         46,325        -----------

(1) Note: Only four executive officers received cash compensation in excess of $100,000.

(2) The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits during 1998 did not exceed, as to any named officer, the lesser of $50,000 or 10% of the total 998 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included (I) reimbursement for medical expenses and (ii) amounts allocated for personal use of a company-owned automobile provided to Mr. Rex.

Compensation Committee Report

          On August 1, 1996, the Company renewed for 5 years (expires July 31, 2001) an employment agreement with William Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly in the amount of 10% before bonus and taxes. Other Executive Officers are compensated based on the following factors as determined by the Board of Directors: (1) the financial result of the Company during the prior year, (2) compensation paid to executive officers in prior years, (3) extraordinary performance during the year and (4) compensation of executive officers employed by competitors.

          Directors who are not Executive Officers are paid $500 per Board Meeting and there are four Board Meetings per year.

          The Company also has an incentive program under which it pays supervisory employees involved in sales and production a cash bonus based on specific performance criteria. Committee members: William J. Rex, Robert A. Lopez and Al J. Theis. Mr. Rex does not participate in the determination of his own compensation.

          The Committee believes that the executive compensation programs and practices described above are conservative and fair to shareholders. The Committee further believes that these programs and practices serve the best interests of Rexhall and its shareholders.

                                   Respectfully submitted,


                                   Robert A. Lopez
                                   Al J. Theis
                                   William J. Rex

COMPARATIVE SHARE PERFORMANCE


          The graph below compares the cumulative total shareholder return on the Common Shares of Rexhall for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index over the same period (assuming the investment of $100 in Rexhall's Common Shares, the S & P 500 Index and the below mentioned
 Peer Group Index on December 31, 1993).

                     REXHALL INDUSTRIES, INC.
                     Share Price Performance

                 INDEXED TOTAL RETURN - BASE 100

SOURCES: IDD Information Services via Lexis   BASE YEAR = 100: 12/31/93


Company Name               12/93  12/94   12/95   12/96   12/97   12/98


REXHALL INDUSTRIES, INC   100.00  101.93  79.70  113.04   79.70  133.33

S&P 500 COMP-LTD          100.00   98.46 132.05  158.80  208.05  263.54

PEER GROUP INDEX
 Coachmen Industries, Inc.100.00   94.58 133.85  174.65  132.68  161.54

 Monaco Coach Corp.       100.00  112.96  66.66  120.37  188.88  196.30

 Thor Industries, Inc.    100.00   75.73  75.26   98.06  133.24   98.06




*TOTAL RETURN INDEX GRAPH AVAILABLE ON HARD COPY.

STOCK OPTION PLAN

           In May 1989, the Company adopted the 1989 Incentive and Nonstatutory Stock Option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended to (i) key employees, and (ii) to directors and consultants to the Company designed by the Board as eligible under the Option Plan. Under the Option Plan, options for up to 225,000 shares maybe granted.

          The following table sets forth information as to all options to purchase Common Stock which were granted to Executive Officers specified in the table under "Cash Compensation" above who received options during the year ended December 31, 1998:

                        Option/SAR Grants

                                   Percent of Total
                Number of Securities Options/SARs
                    Underlying       Grant to     Exercise
                    Options/SARS     Employees in or Base    Expiration
Name         Year   Granted          Fiscal Year  Price ($/Sh)   Date

William J.
Rex          1998    -0-              -0-           -0-
             1997    -0-              -0-           -0-
             1996    -0-              -0-           -0-

Donald C.
Hannay       1998    -0-              -0-           -0-
             1997    -0-              -0-           -0-
             1996    -0-              -0-           -0-


                    Option/SAR grants Canceled

                         Number of
                         Securities
                         Underlying      % of Total Option
                         Options/SARs    Grants canceled    Base Price
Name              Year   Grants Canceled to employees          (SH)

William J. Rex    1998      -0-              -0-               -0-
                  1997      -0-              -0-               -0-
                  1996      -0-              -0-               -0-

Donald C. Hannay  1998      -0-              -0-               -0-
                  1997      -0-              -0-               -0-
                  1996      -0-              -0-               -0-

No director who was not an Executive Officer was granted any stock options during the year ended December 31, 1998. There were no stock options granted in 1998.

            Aggregated Option/SAR Exercises in last FY
                  and FY-End Options/SAR Values

                                         Number of
                                         Securities   Value of
                                         Underlying   Unexercised
                                         Unexercised  In-the-Money
                                         Options/SARs Options/SARs
                                         at FY-End    FY-End
               Shares Acquired           Exercisable/ Exercisable/
Name             on Exercise    Value    Unexercisable Unexercisable
                              Realized($)

(1)

William J. Rex     112,000     349,000     -0-/-0-       - 0-/-0-

Donald C. Hannay    11,000      35,750  11,000/-0-    $63,250/-0-


(1)          12/31/98 close price $9.00 vs. option price.

No options have been granted under the Option Plan in 1998. The following table sets forth information from inception of Option Plan through December 31, 1998 concerning the net number of options under the Option Plan that has been received by (i) each of the Company's current executive officers, (ii) each nominee for election as director,
(iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees who are not executive officers:

                                                      Number of Options
Name of Person/Group    Position with the Company           Granted

William J. Rex          Chairman of the Board, President
                        and Chief Executive
                        Officer; and Nominated Director       112,000

Donald C. Hannay, Sr.   Vice President of Sales and Marketing;
                        and Nominated Director                 22,000


All current executive officers as a group.....................134,000

                 SECURITIES EXCHANGE ACT OF 1934

               Section 16(a) of the Securities Exchange Act of 1934 requires Rexhall's directors, executive officers, and persons who own more than ten percent (10%) of a registered class of Rexhall's equity securities to file with the United States Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of Rexhall. Officers, directors and greater than ten percent (10%) shareholders, are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

               To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officer, directors and greater than ten percent (10%) beneficial owners were complied with on a timely basis during the fiscal year ended December 31, 1998.

               SELECTION OF INDEPENDENT ACCOUNTANTS

          The firm of KPMG Peat Marwick LLP will continue to serve Rexhall as independent auditors for the fiscal year ending December
1, 1999. The firm of KPMG Peat Marwick LLP has served as independent auditors for Rexhall since 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions.

                          ANNUAL REPORT

          Rexhall's Annual Report, containing audited financial statements for the fiscal year ended December 31, 1998, December 31, 1997 and December 31, 1996, accompanies or has proceeded the mailing of this Proxy Statement. Upon your written request, Rexhall will send you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including the financial statements and schedules thereto, which Rexhall is filing with the Securities and Exchange Commission. Rexhall's Annual Report on Form 10-K is incorporated herein by reference and can be found in the EDGAR website at www.SEC.gov, accession number 0000850476-99-000002. The written request must be directed to the attention of Thomas M. Zirnite, Chief Financial Officer of Rexhall, 46147 7th Street West, Lancaster, CA 93534.


                      SHAREHOLDER PROPOSALS

          Shareholder proposals intended to be presented at the 2000 Annual Meeting must be received at the Company's principal office no later than December 28, 1999 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.



                          OTHER BUSINESS

          The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                                 By order of the Board of Directors

                                 REXHALL INDUSTRIES, INC.


                                 Cheryl L. Rex
                                 Secretary


DATED: April 19, 1999
Lancaster, California

PROXY CARD                   REXHALL INDUSTRIES, INC.
                          ANNUAL MEETING OF SHAREHOLDERS
                                   May 25, 1999
 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             THE COMPANY

 The undersigned hereby designates WILLIAM J. REX, and CHERYL L. REX, or either of them, to act as proxy for the purpose of voting the common shares of Rexhall Industries, Inc. held of record by the undersigned on April 19, 1999, at the Annual Shareholders meeting of the Corporation to be held at Corporate Offices, 46147 7th Street West, Lancaster, California, 93534, on May 25, 1999 at 2:00 p.m., California time, and any adjournment thereof, as directed herein, or in the absence of direction and as to any other matters which may come before the meeting, in the discretion of said proxies as follows:

1.   FOR                 AGAINST        ABSTAIN

   The election as directors of the Company of the five (5) persons listed below.
   (The Board of Directors recommends a vote FOR each director listed in Item 1)

   William J. Rex, Al J. Theis, Donald Hannay, Sr., Robert A. Lopez and Frank A. Visco

   Proxies signed and returned without checking any boxes will be effective as votes FOR approval.

BACK SIDE OF PROXY CARD

   Please sign exactly as your name appears on your certificates, with all persons signing on jointly held certificates. A proxy executed by a corporation should be signed in its name by an authorized officer.




                          Dated:                         , 1999


                          Signature of shareholder


                          Signature of shareholder

                          Please sign exactly as the name or names appear at left.